BROWN, CUMMINS & BROWN CO., L.P.A.
                         ATTORNEYS AND COUNSELORS AT LAW
                                 3500 CAREW TOWER
J. W. BROWN (1911-1995)           441 VINE STREET
JAMES R. CUMMINS               CINCINNATI, OHIO  45202
ROBERT S BROWN                 TELEPHONE (513) 381-2121               OF COUNSEL
DONALD S. MENDELSOHN           TELECOPIER (513) 381-2125         GILBERT BETTMAN
LYNNE SKILKEN
AMY G. APPLEGATE
KATHRYN KNUE PRZYWARA
MELANIE S. CORWIN
JOANN M. STRASSER

                                                       June   20, 1997


AmeriPrime Funds
1793 Kingswood Drive, Suite 200
Southlake, Texas  76092

Gentlemen:

         This letter is in response to your request for our opinion in connection with the filing of Post-Effective Amendment No. 8 of AmeriPrime Funds (the "Trust").

         We have examined a copy of the Trust's Agreement and Declaration of Trust, the Trust's By-Laws, the Trust's record of the various actions by the Trustees thereof, and all such agreements, certificates of public officials, certificates of officers and representatives of the Trust and others, and such other documents, papers, statutes and authorities as we deem necessary to form the basis of the opinion hereinafter expressed. We have assumed the genuineness of the signatures and the conformity to original documents of the copies of such documents supplied to us as original or photostat copies.

         Based  upon  the  foregoing,   we  are  of  the  opinion  that,   after
registration is effective for purposes of federal and applicable state securities laws, the shares of each series of the Trust, if issued in accordance with the then current Prospectus and Statement of Additional Information of the Trust, will be legally issued, fully paid and non-assessable.

         We herewith give you our permission to file this opinion with the Securities and Exchange Commission as an exhibit to Post-Effective Amendment No. 8 referred to above.

                                Very truly yours,


                                              BROWN, CUMMINS & BROWN CO., L.P.A.

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